ADDENDUM ON PAYMENT TO THE HOST CITY AGREEMENT BETWEEN AIR RACE LIMITED AND PT PILAR PACU PERKASA AND THE VICE-GOVERNOR OF JAKARTA

25th February 2022

CONSIDERATION

1.1 The HCP shall pay to Air Race a consideration in the amount of 2.500.000,00 EUR (plus advertising tax, entertainment/amusement tax or any other comparable/similar taxes in the country the Event shall take place and/or VAT if applicable) for each Event (hereinafter the "Consideration"). If the HCP provides Air Race with a valid VAT ID number upon conclusion of this Agreement the supply of service is taxable in the country where the HCP has established its business and the transaction is subject to the Reverse-Charge (Air Race shall issue invoices without VAT). The HCP shall pay the Consideration according to Clause 1.1 to Air Race's bank.: LLOYDS BANK
Bank Address: 2 GEORGE ROW, Northampton, NN1 1DJ, United Kingdom
Account name: Air Race Limited
Air Race Limited Address: 20-22 Wenlock Street, London, N17GU, United Kingdom
IBAN: GB18 LOYD 3096 0911 8800 62
SWIFT: LOYDGB21071

1.2 Subject always to Air Race providing relevant invoices, the HCP shall pay the Consideration in the following instalments:

Year	Due date	Amount (EUR)
2022	Payable after Air Race's next 2 host city announcements	750.000,00 (30% of consideration)
2022	30th April 2022	750.000,00 (30% of consideration)
2022	1st June 2022	750.000,00 (30% of consideration)
2022	1st August 2022	250.000,00 (10% of consideration, upon reconciliation and final settlement)
2023 - 2024	TBC	TBC

1.3 All amounts payable by the HCP under this Agreement shall be paid to Air Race in full without any set-off, condition or counterclaim and free and clear of any deductions and withholdings. The amounts due to Air Race according to this Agreement are considered as net of any and all taxes, withholdings and other dues or imposts of any sort whatsoever including, but not limited to, withholding taxes or similar deductions. Upon written request by the HCP, Air Race will supply the Host City Partner with a certificate of residence to take benefit of the applicable double tax treaty.

Signed for and on behalf of Host City Partner by:

Jeffrey Adrian, Director PT Pilar Pacu Perkasa,

Ir.H.Ahmad Riza Patria MBA, Vice Governor of Jakarta, Indonesia

Signed for and on behalf of Air Race Ltd. by:

Nalin Jay, CEO Air Race Limited